UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Registrants hereby amends its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015 (the “Original 8-K”) as provided below. Other than as set forth in this Form 8-K/A, no other items in the Original 8-K are being amended or modified.

Item 3.02.	Unregistered Sales of Equity Securities.

On February 10, 2015, Prologis announced that it entered into a contribution agreement to acquire a portfolio of properties for an aggregate gross purchase price of approximately $820 million, including the assumption of debt. Pursuant to the contribution agreement (the “Contribution Agreement”), among Prologis, Inc. (the “Company”), Prologis, L.P. (the “Operating Partnership”), and Morris Realty Associates LLC and the other contributors a party thereto (the “Contributors”). The transactions contemplated by the Contribution Agreement are expected to be completed no later than September 30, 2015 (the “Closing”).

At the Closing, the Operating Partnership expects to issue a combination of common limited partnership units (“OP Units”) and a new class of common limited partnership units to be designated as Class A Convertible Common Units (“Class A Units”), equal to approximately $400 million (which is subject to adjustment) divided by the “Unit Price.”

On June 30, 2015, the Company, the Operating Partnership and the Contributors entered into an amendment to the Contribution Agreement, pursuant to which it was agreed that the “Unit Price” for each OP Unit and Class A Unit issued in connection with the Closing will be equal to $43.11. To the extent that the Contribution Agreement provides for the issuance of additional OP Units and Class A Units after the Closing, the “Unit Price” will be equal to the average closing price of a share of the Company’s common stock, $0.01 par value per share (the “Common Stock”), on the New York Stock Exchange over a twenty trading day period ending on the trading day before the applicable date of determination set forth in the Contribution Agreement, but not less than consensus NAV per share nor more than 107% of consensus NAV per share as of such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: July 6, 2015	By:	/s/ Michael T. Blair
Name: Michael T. Blair
Title: Managing Director and Assistant Secretary
PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: July 6, 2015	By:	/s/ Michael T. Blair
Name: Michael T. Blair Title: Managing Director and Assistant Secretary